Exhibit 99.1

TIM HORTONS SHAREHOLDERS APPROVE PROPOSED TRANSACTION TO CREATE A NEW GLOBAL LEADER IN THE QUICK SERVICE RESTAURANT INDUSTRY WITH THE CREATION OF

“RESTAURANT BRANDS INTERNATIONAL”

Oakville, Ontario and Miami, Florida – December 9, 2014 – Tim Hortons Inc. (TSX, NYSE: THI) today announced the company’s shareholders have approved the transaction with Burger King Worldwide, Inc. (NYSE: BKW) that will create a new global quick service restaurant leader. Following approximately 99.2% approval of votes cast by THI shareholders, the two companies announced the name of the new parent company, Restaurant Brands International. The name reflects the new company’s global scale and reach, which will include more than 18,000 restaurants operating in 100 countries under its two distinct, iconic brands.

“We are excited to unveil the name of our new global company, which conveys our mission to create the world’s leading global restaurant business through a strong commitment to our franchisees and a consistent focus on serving guests around the world,” said Daniel Schwartz, CEO of Burger King Worldwide, and incoming CEO of Restaurant Brands International.

“Restaurant Brands International builds on the rich heritages of our two companies and signifies the exciting opportunities for international expansion this transaction will create,” said Marc Caira, President and CEO of Tim Hortons. “As part of Restaurant Brands International, Tim Hortons will remain an independent, iconic Canadian brand, but with significant opportunities to accelerate our brand development around the world.”

Upon close of the transaction, shares of Restaurant Brands International will be traded on the New York Stock Exchange and the Toronto Stock Exchange under the trading symbol QSR. Units of Restaurant Brands International Limited Partnership are expected to trade on the Toronto Stock Exchange under the trading symbol QSP.

The transaction remains subject to customary closing conditions, including, among other things, approval and issuance of a final order of the Ontario Superior Court of Justice. The Ontario Superior Court of Justice hearing for the final order to approve the Arrangement is scheduled to take place on December 11, 2014, and completion of the Arrangement and related transactions is expected to occur on or about December 12, 2014.

About Tim Hortons Inc.

Tim Hortons is one of the largest publicly-traded restaurant chains in North America based on market capitalization, and the largest in Canada. Operating in the quick service segment of the restaurant industry, Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee, hot and cold specialty drinks (including lattes, cappuccinos and espresso shots), specialty teas and fruit smoothies, fresh baked goods, grilled Panini and classic sandwiches, wraps, soups, prepared foods and other food products. As of September 28, 2014, Tim Hortons had 4,590 systemwide restaurants, including 3,665 in Canada, 869 in the United States and 56 in the Gulf Cooperation Council. More information about the Company is available at www.timhortons.com.

About Burger King Worldwide

Founded in 1954, BURGER KING® (NYSE: BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in approximately 14,000 locations serving more than 11 million guests daily in 100 countries and territories worldwide. Approximately 100 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

For more information:

Tim Hortons Inc.

Media & Investors

Scott Bonikowsky

SVP, Corporate, Public & Government Affairs

(905) 339-6186, bonikowsky_scott@timhortons.com

Burger King Worldwide

Media

Brunswick Group

Steve Lipin / Radina Russell

(212) 333.3810

Miguel Piedra

(305) 378-7277, mediainquiries@whopper.com

Investors

Sami Siddiqui, Investor Relations

(305) 378-7696, investor@whopper.com

Forward-Looking Statements

This press release includes forward-looking statements, which constitute forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and include statements regarding (1) expectations regarding whether a transaction will be consummated, including whether conditions to the consummation of the transactions will be satisfied, or the timing for completing the transactions, (2) expectations for the effects of the transactions or the ability of the new company to successfully achieve business objectives, including integrating the companies or the effects of unexpected costs, liabilities or delays, and (3) expectations for other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the new company. These forward-looking statements may be affected by risks and uncertainties in the business of Burger King Worldwide and Tim Hortons and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in filings made by Burger King Worldwide and Tim Hortons with the U.S. Securities and Exchange Commission (the “SEC”), including Burger King Worldwide’s annual report on Form 10-K for the year ended December 31, 2013 and Tim Hortons annual report on Form 10-K for the year ended December 29, 2013, as well as the registration statement on Form S-4 filed with the SEC by Restaurant Brands International and Restaurant Brands International LP on September 16, 2014 and declared effective on November 5, 2014, as amended. Both Burger King Worldwide and Tim Hortons wish to caution readers that certain important factors may have affected and could in the future affect their actual results and could cause their actual results for subsequent periods to differ materially from those expressed in or implied by any forward-looking statement made by or on behalf of Burger King Worldwide or Tim Hortons, including that transactions may not be consummated on the timelines anticipated by Burger King Worldwide and Tim Hortons or at all. Neither Burger King Worldwide nor Tim Hortons undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction, Restaurant Brands International has filed with the SEC a registration statement on Form S-4 that includes a joint information statement/circular of Burger King Worldwide and Tim Hortons and other relevant documents mailed by Tim Hortons and Burger King Worldwide to their respective security holders in connection with the proposed transaction of Tim Hortons and Burger King Worldwide. The joint information statement/circular has also been filed with the Canadian securities regulators and was mailed to holders of Tim Hortons common shares on or about November 6, 2014. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT INFORMATION STATEMENT/CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT TIM HORTONS, BURGER KING WORLDWIDE AND THE PROPOSED TRANSACTION. Investors and security holders are also able to obtain these materials and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. In addition, a copy of the joint information statement/circular may be obtained free of charge from Tim Hortons’ internet website for investors www.timhortons-invest.com, or from Burger King Worldwide’s investor relations website at http://investor.bk.com. Investors and security holders may also read and copy any reports, statements and other information filed by Tim Hortons or Burger King Worldwide, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.